Exhibit 10.1

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”) is made on                       , 20    , between MICROSEMI CORPORATION, a Delaware corporation (the “Company”), and                                  (“Indemnitee”), an officer and/or member of the Board of Directors of the Company.

WHEREAS, Indemnitee has been selected to serve or is currently serving as a director or officer of the Company and in such capacity is expected to render or has rendered valuable services to the Company;

WHEREAS, the Company has investigated the availability and sufficiency of liability insurance and Delaware statutory indemnification provisions to provide its directors and officers with adequate protection against various legal risks and potential liabilities to which directors and officers are subject due to their position with the Company and has concluded that insurance and statutory provisions may provide inadequate and unacceptable protection to certain individuals requested to serve as its directors and officers; and

WHEREAS, in recognition of past services and in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve as directors or officers of the Company, the Board of Directors has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and Indemnitee in lieu of this Agreement, that this Agreement is not only reasonable and prudent, but necessary to promote and ensure the best interests of the Company and its stockholders.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.                                       Definitions.  As used in this Agreement:

(a)           A “Change in Control” shall be deemed to have occurred if (i) any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding voting securities, or (ii) during any period of two consecutive years, individuals (“Continuing Directors”) who at the beginning of the two year period constitute the Board of Directors of the Company or whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company’s assets.

(b)           “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company or of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(c)           “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)           “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(e)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)            “Indemnifiable Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding.  Indemnifiable Expenses shall also include any of the foregoing expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost, bond, supersedes bond, or other appeal bond or its equivalent.  Indemnifiable Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amounts of judgments, penalties or fines against Indemnitee.

(g)           “Independent Legal Counsel” means a law firm, or a member of a law firm, that is experienced in the matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees and expenses of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all Indemnifiable Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant thereto.

(h)           “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action taken by Indemnitee or of any action on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; except one initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement.

(i)            References to “other enterprise” shall include employee benefits plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2.                                       Indemnification.  Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted by its Certificate of Incorporation, Bylaws, the Delaware General Corporation Law (the “DGCL”) and other applicable law.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)           Proceedings Other than Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2(a) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company.  Pursuant to this Section 2(a), Indemnitee shall be indemnified against all Indemnifiable Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the bests interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe such conduct was unlawful.

(b)           Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2(b) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding brought by or in the right of the Company.  Pursuant to this Section 2(b),

Indemnitee shall be indemnified against all Indemnifiable Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  No indemnification against such Indemnifiable Expenses shall be made under this Section 2(b) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

3.                                       Exclusions.  Notwithstanding any provision in this Agreement, the Company shall not be obligated to make any indemnity or advancement of Indemnifiable Expenses under this Agreement with respect to:

(a)           expenses and the payment of profits arising from the purchase and sale (or sale and purchase) by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law; or

(b)           any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees but excluding any Proceeding brought to establish or enforce a right to indemnification under this Agreement (which shall be governed by the provisions of Section 17 of this Agreement), unless the Board of Directors authorized the Proceeding (or any part of the Proceeding) prior to its initiation.

4.                                       Partial Indemnity; Successful Defense.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some portion of the Indemnifiable Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Indemnifiable Expenses, judgments, fines, penalties and amounts paid in settlement to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Indemnifiable Expenses actually and reasonably incurred by Indemnitee in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Indemnifiable Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claims, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5.                                       Indemnification for Indemnifiable Expenses of a Witness.  Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Indemnifiable Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

6.                                       Advancement of Expenses.  The Company agrees to pay Indemnifiable Expenses incurred by Indemnitee in connection with any Proceeding in advance of the final disposition thereof, provided that the Company has received an undertaking by or on behalf of Indemnitee to repay the amount so paid to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise, and provided further that the Company shall not be required to make any such payment to the extent expressly prohibited by law.  The expenses to be paid by the Company hereunder shall be paid by the Company as soon as practicable and within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company.

7.                                       Procedure for Making Demand.

(a)           To obtain indemnification under this Agreement, Indemnitee shall give the Company notice in writing as soon as practicable of any claim for which indemnification is sought under this Agreement, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The omission to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee otherwise than under this Agreement.  The Secretary of the Company shall, promptly upon receipt of such request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b)           No later than twenty-five (25) days after receipt of the written request of Indemnitee, the Company shall determine whether indemnification is proper under this Agreement and applicable law as follows: (i) if a Change in Control shall have occurred, by Independent Legal Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the members of the Disinterested Directors, even though less than a quorum, or (B) by a committee of such Disinterested Directors designated by majority vote of such Disinterested Directors, even though less than a quorum, or (C) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by Independent Legal Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Board of Directors, by the stockholders of the Company, and if it is determined that indemnification is proper then indemnification shall be made within five (5) days after such determination.  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the

Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c)           In the event the determination of entitlement to indemnification is to be made by Independent Legal Counsel pursuant to Section 7(b) hereof, the Independent Legal Counsel shall be selected as provided in this Section 7(c).  If a Change in Control shall not have occurred, the Independent Legal Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Legal Counsel so selected.  If a Change in Control shall have occurred, the Independent Legal Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Legal Counsel so selected.  In either event, the Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection.  Such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of “Independent Legal Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel.  If such written objection is made, the Independent Legal Counsel so selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or the Court of Chancery of the State of Delaware or other court of competent jurisdiction has determined that such objection is without merit.  If, within 20 days after the later of the submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof and the disposition of the Proceeding, including any appeal therein, no Independent Legal Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Legal Counsel under Section 7(b) hereof.  The Company shall pay any and all reasonable fees and expenses of Independent Legal Counsel incurred by such Independent Legal Counsel in connection with acting pursuant to Section 7(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Legal Counsel was selected or appointed.  Upon the due commencement of any judicial proceeding pursuant to Section 9(b) of this Agreement, Independent Legal Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

8.                                       Presumptions and Effect of Certain Proceedings.

(a)           In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Company (including by its directors, Independent Legal Counsel or its stockholders) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors, Independent Legal Counsel or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c)           For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise.  The provisions in this Section 8(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d)           The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(e)           The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof.

9.                                       Failure to Indemnify.

(a)           If the person, persons or entity empowered or selected under Section 7 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within twenty-five (25) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that the foregoing provisions of this Section 9(a) shall not apply if (i) the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination and such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Legal Counsel pursuant to Section 7(b) of this Agreement and such determination is made by Independent Legal Counsel within twenty-five (25) days of the selection of such Independent Legal Counsel pursuant to Section 7(c) of this Agreement.

(b)           In the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Indemnifiable Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 7(b) of this Agreement within twenty-five (25) days after receipt by the Company of the request for indemnification (or such longer period as is permitted by Section 9(a) if the determination is to be made by the stockholders of the Company or by Independent Legal Counsel), (iv) payment of indemnification is not made pursuant to Section 5 or the last sentence of Section 7(b) within five (5) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made pursuant to Sections 2 and 4 of this Agreement within five (5) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by a court in the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Indemnifiable Expenses.  Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(b).  The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(c)           In the event that a determination shall have been made pursuant to Section 7(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any judicial proceeding commenced pursuant to this Section 9, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Indemnifiable Expenses, as the case may be.

(d)           If a determination shall have been made pursuant to Section 7(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e)           The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

10.                                 Notice to Insurers; Subrogation.  If, at the time of the receipt of a notice of a claim pursuant to Section 7 hereof, the Company has director and/or officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for Indemnifiable Expenses or advance any Indemnifiable Expenses to the extent such expenses or liabilities have been actually received by Indemnitee by an insurance carrier under a policy of officers’ and directors’ or similar liability insurance maintained by the Company, contract, agreement or otherwise.  In addition, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

11.                                 Retention of Counsel.  In the event that the Company shall be obligated to pay Indemnifiable Expenses as a result of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by that Indemnitee with respect to that same Proceeding, provided that (i) Indemnitee shall have the right to employ Indemnitee’s own counsel in any such Proceeding at Indemnitee’s expense, and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.  The Company shall not be entitled to assume the defense of any Proceeding as to which Indemnitee shall have reasonably made the conclusion provided for in (B) above.  The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its prior written consent.  Neither the Company nor Indemnitee will unreasonably withhold its or his or her consent to any proposed settlement.  The Company shall not be obligated pursuant to the provisions of this Agreement to provide counsel, indemnify or advance expenses to Indemnitee with respect to proceedings or other claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL.

12.                                 Survival; Successors.  This Agreement establishes contract rights which shall continue indefinitely as to Indemnitee during the entire period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another Enterprise) and continuing after Indemnitee ceases to be a director, officer, employee or agent of the Company whether or not Indemnitee was then subject to any Proceeding. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

13.                                 Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, Federal or Delaware law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company may be required in the future to undertake to the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee, and, in that event, the Indemnitee’s rights and the Company’s obligations hereunder shall be subject to that determination.

14.                                 Additional Indemnification Rights; Contract Rights Not Exclusive.  The contract rights conferred by this Agreement shall be in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or Disinterested Directors, or otherwise.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee against all Indemnifiable Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.  The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 7 and 8 hereof) to be unlawful under Delaware law.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy hereunder, or otherwise, shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion of employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

15.                                 Indemnitee’s Obligations.  The Indemnitee shall reasonably promptly advise the Company in writing of the institution of any Proceeding which is or may be subject to this Agreement and keep the Company generally informed of, and consult with the Company with respect to, the status of any such Proceeding, including by promptly notifying the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Indemnifiable Expenses covered hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement.

16.                                 Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid on the third business day after the date on which it is so mailed:

(a)           If to Indemnitee, to the address set forth below Indemnitee’s signature hereto.

(b)           If to the Company, to Microsemi Corporation, 2381 Morse Avenue, Irvine, California 92614, Attn: Chief Executive Officer.

or to such other address as the Company or Indemnitee shall designate in writing to Indemnitee or the Company, as the case may be.

17.                                 Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under Section 9 of this Agreement to seek a judicial adjudication to enforce or interpret any of the terms hereof, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.

18.                                 Supersedes Prior Agreements.  This Agreement supersedes any Indemnification Agreement of similar scope and content previously entered into between the Company and Indemnitee (the “Prior Agreement”), and any such Prior Agreement is hereby cancelled and extinguished.  Notwithstanding anything to the contrary herein, the protections afforded by this Agreement shall be deemed to be effective as of the first date of service of Indemnitee as a director or officer of the Company.

19.                                 Severability.  Should any provision of this Agreement, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

20.                                 Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether of not similar) nor shall such waiver constitute a continuing waiver.

21.                                 Choice of Law.  The validity, interpretation, performance and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.  In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule that expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee’s rights and the Company’s obligations under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

22.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the day and year first written above.

MICROSEMI CORPORATION

By:
Name:
Title:

INDEMNITEE:

Name:

Address: